SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 7, 2004

Macquarie Securitisation Limited
(ABN 16 003 297 336)

(Exact Name of Registrant as Specified in its Charter)

New South Wales, Australia

(State or Other Jurisdiction of Incorporation)

333-105642	Not Applicable

(Commission File Number)	(I.R.S. Employer Identification No.)

Level 23, 20 Bond Street, Sydney NSW, 2000, Australia

(Address of Principal Executive Offices)	(Zip Code)

(011) 612 8232 3481

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Exhibit Index Located on Page 5

Item 5.	Other Events.

     On August 19, 2003, pursuant to a registration statement (No. 333-105642), Perpetual Trustees Australia Limited, in its capacity as issuer trustee (the “Issuer Trustee”) of the PUMA Global Trust No. 4 (the “Trust”), publicly issued initial principal amount U.S.$1,200,000,000 of Class A Mortgage Backed Floating Rate Notes and initial principal amount A$57,500,000 of A$ Class B Mortgage Backed Floating Rate Notes (the “Notes”). A regular quarterly distribution is due to be made by the Issuer Trustee to the holders of the Notes on the quarterly payment date falling on April 13, 2004. In connection with this quarterly payment date, the registrant, as the manager of the Trust, prepared and delivered a quarterly servicing report to the Issuer Trustee and The Bank of New York, New York, as principal paying agent and note trustee.

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Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits.

Exhibit
No.	Document Description
99.1	Quarterly Servicing Report related to April 13, 2004 Quarterly Payment Date

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE SECURITISATION LIMITED (Registrant)
Dated: April 7, 2004	By:	/s/ Matthew O’Hare
		Name:	Matthew O’Hare
		Title:	Treasurer

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INDEX TO EXHIBITS

Exhibit
No.	Document Description
99.1	Quarterly Servicing Report related to April 13, 2004 Quarterly Payment Date

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